UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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Green Mountain Power Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Green Mountain Power Corporation

_______________________________________________________________________________

2006

Notice of Annual Meeting of Shareholders

and

Proxy Statement

_______________________________________________________________________________

Monday, May 22, 2006
1:00 p.m. local time
Green Mountain Power Corporation
163 Acorn Lane
Colchester VT 05446

Green Mountain Power Corporation
163 Acorn Lane
Colchester Vermont 05446

April 18, 2006

To Our Shareholders:

          You are cordially invited to attend the 2006 Annual Meeting of Shareholders. The meeting will be held at 1:00 p.m. on Monday, May 22, 2006, at Green Mountain Power Corporation, 163 Acorn Lane, Colchester, Vermont 05446.

          [Directions to Green Mountain Power Corporation: From I89 North, take Exit 16. Turn right at light, after 3rd traffic light, take left onto Rathe Road. Take first right onto South Oak Circle, then first left onto Acorn Lane. Green Mountain Power is the last building. From I89 South, take Exit 16. Turn left at light, after 4th light, turn left onto Rathe Road. Take first right onto South Oak Circle then first left onto Acorn Lane. Green Mountain Power is the last building.]

          Directors and Officers are expected to be available before and after the meeting to speak with you. During the meeting, we will answer your questions regarding our business affairs and will consider the matters explained in the notice and proxy statement that follows.

          Please fill in your vote, sign and return the enclosed proxy as soon as possible, whether or not you plan to attend the meeting. Your vote is important.

          Thank you for your continued interest in and support of Green Mountain Power Corporation.

Sincerely,

Nordahl L. Brue Chair, Board of Directors	Christopher L. Dutton President and Chief Executive Officer

Green Mountain Power Corporation
163 Acorn Lane
Colchester Vermont 05446

_______________________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

_______________________________________________________________________

To the Shareholders of Green Mountain Power Corporation

Date and Time	Monday, May 22, 2006 at 1:00 p.m.

Place	Green Mountain Power Corporation 163 Acorn Lane Colchester, Vermont 05446

Items of Business	The purpose of the meeting is to:

(1) Elect nine Directors;
(2) Ratify the selection of independent accountants for the fiscal year ending December 31, 2006; and
(3) Consider any other matters which may properly come before the meeting and any adjournments thereof.

Record Date	March 27, 2006

Annual Report	Our 2005 Annual Report, which is not a part of the proxy soliciting materials, is enclosed.

Proxy Voting	Only shareholders of record of Common Stock at the close of business on March 27, 2006, are entitled to receive notice of and to vote at the meeting. A list of the shareholders entitled to vote will be available at the meeting for examination by any shareholder. The list will also be available for any purpose germane to the meeting beginning April 20, 2006 and through the meeting, at our principal office, 163 Acorn Lane, Colchester, Vermont 05446.

To assure your representation at the meeting, please fill in your vote, sign and mail the enclosed proxy as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States. Your proxy is being solicited by the Board of Directors.

Donald J. Rendall, Jr. Secretary

April 18, 2006

Please Vote - Your Vote is Important

TABLE OF CONTENTS

Proxy and Solicitation	1

Stock Outstanding and Voting Rights	1

Securities Ownership of Certain Beneficial Owners and Management	2

Section 16(a) Beneficial Ownership Reporting Compliance	3

Election of Directors	3

Nominees for Election to the Board of Directors	4

Information About Our Board of Directors	5

Executive Compensation and Other Information	9

Equity Compensation Plan Information	11

Compensation Committee Report on Executive Compensation	11

Performance Graph	15

Pension Plan Information and Other Benefits	16

Audit Committee Report	20

Ratification of Selection of Independent Public Accountants	22

Submission of Shareholder Proposals	23

Other Business	24

Appendix A – Amended Director Independence Standards

Proxy Statement

Green Mountain Power Corporation
163 Acorn Lane
Colchester Vermont 05446

_____________________________________________________

Annual Meeting of Shareholders
May 22, 2006

_____________________________________________________

April 18, 2006

PROXY AND SOLICITATION

          The accompanying proxy is solicited on behalf of the Board of Directors of Green Mountain Power Corporation (the “Company” or “GMP”) for use at the Annual Meeting of Shareholders of the Company to be held on Monday, May 22, 2006, and at any and all adjournments thereof. This proxy statement and the accompanying form of proxy are being sent to shareholders on or about April 18, 2006.

          The cost of soliciting proxies by the Board of Directors will be borne by the Company, including the charges and expenses of brokers and others for sending proxy materials to beneficial owners of Common Stock. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone, by facsimile, by telegraph, or by certain of the Company’s employees, without compensation therefor.

          A proxy may be revoked at any time before it has been voted at the meeting by submitting a later-dated proxy or by giving written notice to the Secretary of the Company. Unless the proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxy will be voted as recommended by the Board of Directors.

STOCK OUTSTANDING AND VOTING RIGHTS

          On March 27, 2006, the record date for the Annual Meeting, the Company had 5,251,658 outstanding shares of Common Stock. The Common Stock is the only outstanding class of voting securities of the Company. Each holder of record of Common Stock on the record date is entitled to one vote for each share of Common Stock so held.

          A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for all other matters. Abstentions and shares held of record by a broker or its nominee that are voted on any matter are included in determining the number of votes present. Broker shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present.

          The election of each nominee for director requires a plurality of the votes cast. In order to be approved, the votes cast for the selection of independent accountants must exceed the votes cast opposing such matter.

          In the absence of your voting instructions, your broker may or may not vote your shares in its discretion depending on the proposals before the meeting. Your broker may vote your shares in its discretion and your shares will count toward the quorum requirement on “routine matters.” However, your broker may not be able to vote your shares on proposals that are not considered “routine.” When a proposal is not a routine matter and your broker has not received your voting instructions with respect to that proposal, your broker cannot vote your shares on that proposal. This is called a “broker non-vote.” The Company believes that the election of directors and the ratification of the selection of independent accountants are routine matters on which brokers will be permitted to vote on behalf of their clients if no voting instructions are furnished. The Company may also vote, in the discretion of the proxies, upon such other matters that may properly come before the meeting or any adjournments thereof.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table lists, as of December 31, 2005, information relating to the ownership of the Company’s Common Stock by each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Act of 1934) known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock outstanding as of December 31, 2005.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent Of Class

Dalton, Greiner, Hartman Maher Co LLC 565 Fifth Avenue, Suite 2101 New York, NY 10017	373,310(1)	7.15%(2)

__________________
(1)	Based solely on the disclosures made in the report on Schedules 13G filed with the Securities and Exchange Commission by Dalton, Greiner, Hartman & Maher Co LLC on February 14, 2006.
(2)	Based on the number of shares outstanding as of December 31, 2005.

     The following table lists, as of February 28, 2006, information relating to the ownership of the Company’s Common Stock by each Director, Director Nominee and each Executive Officer and by all Directors and Executive Officers as a group. Each individual exercises sole voting and investment power over all of the shares of Common Stock beneficially owned, except as noted below.

Ownership of Common Stock by Directors, Director Nominees and Officers of the Company Name	Amount and Nature of Beneficial Ownership (1)		Percent of Common Stock

Elizabeth A. Bankowski (Director)	5,663		*
Nordahl L. Brue (Chair of the Board)	20,128		*
William H. Bruett (Director)	11,200		*
Merrill O. Burns (Director)	10,101		*
David R. Coates (Director)	14,377		*
Christopher L. Dutton (President, Chief Executive Officer and Director)	64,368	(2)	1.22%
Robert J. Griffin (Vice President, Power Supply & Risk Management) (6)	18,497	(3)	*
Kathleen C. Hoyt (Director)	2,700		*
Euclid A. Irving (Director)	7,151		*
Mary G. Powell (Senior Vice President and Chief Operating Officer)	12,767		*
Donald J. Rendall, Jr. (Vice President, General Counsel and Secretary)	8,931		*
Stephen C. Terry (Senior Vice President, Corporate and Legal Affairs) (5)	24,046	(4)	*
Marc A. vanderHeyden (Director)	3,200		*

All Directors and Executive Officers as a Group	197,466		3.76%

(1)	Includes shares that may be acquired within 60 days under the Company’s 2000 Stock Incentive Plan and 2004 Stock Incentive Plan as follows: Directors Brue, Coates and Irving 4,000 shares each; Directors Bankowski, Bruett and Burns 2,000 shares each; Mr. Dutton 48,500 shares; Mr. Griffin 3,000 shares; Ms. Powell 5,000 shares; Mr. Rendall 3,000 shares; and Mr. Terry 14,000 shares. Total: 91,500 shares. Also includes stock units awarded under the Company's 2000 Stock Incentive Plan that have been deferred and not yet received pursuant to deferral agreements with the Company as follows: Ms. Bankowski 2,200 shares; Mr. Burns and Mr. Coates 1,100 shares each; and Mr. Terry 2,450 shares.
(2)	Mr. Dutton owns 15,746 of these shares directly or in his 401(k) plan. Of the remaining shares, 122 are owned by Mr. Dutton’s children for whom Mr. Dutton’s wife serves as custodian; Mr. Dutton disclaims any beneficial interest in the 122 shares owned by his children.
(3)	Mr. Griffin owns 14,984 of these shares directly or in his 401(k) plan. Of the remaining shares, 513 are owned by Mr. Griffin’s children; Mr. Griffin disclaims any beneficial interest in the 513 shares owned by his children.
(4)	Mr. Terry owns 9,036 of these shares directly or in his 401(k) plan. His wife owns 10 of these shares; Mr. Terry disclaims any beneficial interest in the 10 shares owned by his wife.
(5)	Mr. Terry retired from Green Mountain Power Corporation on January 6, 2006.
(6)	Mr. Griffin was appointed Vice President, Power Supply & Risk Management, effective March 20, 2006. Prior to such time, Mr. Griffin was Chief Financial Officer and Treasurer.
*	Less than 1%.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company’s Directors and Executive Officers are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership (Form 5) and changes in ownership (Form 4) of the Company’s Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on a review of those reports and written representations from the Directors and Executive Officers, the Company believes that during 2005, all such reporting requirements have been complied with.

ELECTION OF DIRECTORS

     The Board of Directors currently consists of nine members. At the 2006 Annual Meeting of Shareholders, shareholders will elect all nine members of the Board of Directors. All nominees are current members of the Board of Directors. All nominees have been selected by the Board of Directors on the recommendation of the Governance Committee.

     Directors will be elected by a plurality of the votes cast at the Annual Meeting. If elected, all nominees are expected to serve until the next annual meeting and until their successors are duly elected and qualified.

     The following table lists each nominee, his or her principal occupation for the last five years, age and length of service as Director.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Elizabeth A. Bankowski	58	Self-employed business consultant in the area of corporate social responsibility; Senior Director of Ben and Jerry’s Homemade, Inc. from January 1991 to June 2001; Member of President Clinton’s Transition Team (in Economics Cluster) in 1992; Chief of Staff for Governor Madeleine M. Kunin from 1984 to 1990; Trustee of The Windham Foundation; Director of The Trust Company of Vermont; Trustee of the Ben and Jerry’s Foundation. Director since 2002

Nordahl L. Brue	61	Chair of Franklin Foods Inc., a food processing company, since 1989; Chair of PKC Corporation, a health care software developer, since 1997; Principal, Howard Opera House Associates and other real estate entities, since 1991; Chair and Chief Executive Officer of Bruegger’s Corp. (restaurants) from 1997 to 2002; Principal, Champlain Management Services, Inc. (real estate development and management services) from 1985 to 2002; Director of Vermont Electric Power Company, Inc., Vermont Broadband Council, and Vermont Public Radio; Member, Vermont Governor's Council of Environmental Advisors; Chair of the Board of Trustees of Grinnell College. Director since 1992

William H. Bruett	62	Senior Vice President, The ESOP Advisory Group, UBS Financial Services, Inc., a financial services company, since 2003; Group Product Manager of UBS PaineWebber, Inc., a financial services company, from 1990 to 2001; Director of PaineWebber Trust Co. and Chair of PaineWebber International Bank Ltd., London, subsidiaries of UBS AG, from 1990 to 2001; President of Chittenden Corporation from 1983 to 1990; Director of Shelburne Farms, Inc.; Trustee of The Windham Foundation; Trustee of Upper Rariton Watershed Association. Director since 1986

Merrill O. Burns	59	Principal, Leavenworth Lewis, LLC, a business and management consulting firm, since 2004; President and Chief Executive Officer of The Simpata Group, a human resources and benefits administration services company, from 2002 to 2004; Self-employed business consultant in the areas of financial services and technology, from 2001 to 2002; Group Executive, MarchFirst (internet professional services) and predecessor companies USWEB/CKS and Mitchell Madison Group, from 1996 to 2001; Senior Vice President and Executive Corporate Development Officer, BankAmerica Corporation from 1991 to 1996. Director since 1988

David R. Coates	68	Executive Vice President of New England Culinary Institute, a culinary education institution, since 2002; Retired Partner, KPMG Peat Marwick; Partner KPMG Peat Marwick from 1987 to 1993; Business Consultant and Advisor; Chair of the Key Bank District Advisory Board since 1995; Director of National Life of Vermont and of Union Mutual Fire Insurance Company; Member of the Governor’s Council of Economic Advisors, the State of Vermont Debt Affordability Advisory Committee and Vermont Municipal Bond Bank. Director since 1999

Christopher L. Dutton	57	President, Chief Executive Officer and Chair of the Executive Committee of the Company since August 1997; Vice President, Finance and Administration, Chief Financial Officer and Treasurer from 1995 to 1997; Vice President and General Counsel from 1993 to 1995; Vice President, General Counsel and Corporate Secretary from 1989 to 1993; Director of Vermont Electric Power Company, Inc., Fletcher Allen Health Care, Inc. and Vermont Business Roundtable. Director since 1997

Kathleen C. Hoyt	63	Self-employed financial and organizational consultant; Secretary, Vermont Agency of Administration, from May 1997 to November 2002; Chief of Staff and Secretary of Civil and Military Affairs to Governor Howard Dean, from August 1991 to May 1997; Chief of Staff and Secretary of Civil and Military Affairs to Governor Madeleine Kunin, from August 1989 to January 1991; Director, Mascoma Savings Bank; Trustee, Mascoma Savings Bank Foundation; Director, Vermont Community Foundation; Trustee, University of Vermont; Member, Governor’s Council of Economic Advisors. Director since 2004

Euclid A. Irving	53	Managing Principal, Odysseus Energy LLC, merchant power company, since February 2005; Partner, Paul, Hastings, Janofsky & Walker, LLP, Attorneys, New York, New York, from 1990 to 2005; Member of the Board of Trustees of the University of Virginia Law School Foundation. Director since 1993

Marc A. vanderHeyden	67	President, Saint Michael’s College, independent Catholic liberal arts residential college located in Colchester, Vermont, since 1996. Director of Vermont Business Roundtable, Vermont Health Foundation, Vermont Higher Education Council, Association of Vermont Independent Colleges, and Eleanor Roosevelt Center at Val-Kill. Director since 2004

The Board of Directors Unanimously Recommends
That You Vote “FOR” the Election of All Nominees Named Above.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Governance

     The Company is managed under the direction of the Board of Directors. The Board of Directors has adopted Corporate Governance Guidelines to set forth certain corporate governance practices. The Company’s Corporate Governance Guidelines are published on the Company’s Internet website at www.greenmountainpower.biz: Who We Are, Investors, Corporate Governance.

Board of Directors Meetings

     The Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board of Directors approval and may hold special meetings between scheduled meetings. In 2005, the Board of Directors held ten meetings. Each Director attended no less than 75 percent of his or her Board of Directors and committee meetings.

Independence of Directors

     The Board of Directors has determined that the following members are independent, as that term is defined under the general independence standards in the listing standards of the New York Stock Exchange: Elizabeth A. Bankowski, Nordahl L. Brue, William H. Bruett, Merrill O. Burns, David R. Coates, Kathleen C. Hoyt, Euclid A. Irving and Marc A. vanderHeyden. The Board of Directors has adopted categorical standards to assist it in making determinations of independence. The Company’s Amended Director Independence Standards are published on the Company’s internet website at www.greenmountainpower.biz, Who We Are, Investors, Corporate Governance and are attached as Appendix A to this proxy statement. All directors identified as independent in this proxy statement meet these standards.

Meetings of Independent Directors

     The New York Stock Exchange requires that all non-management directors meet regularly and that all independent directors meet at least once annually. The Board of Directors has determined that all non-management directors of the Company are also independent. The Board of Directors has appointed Nordahl L. Brue, the Chair, to chair meetings of independent directors, as provided in the Company’s Corporate Governance Guidelines. During these meetings, the Chair leads the meeting, sets the agenda and determines the information to be provided. The independent directors met in executive session without the CEO present at all regular meetings of the Board of Directors in 2005.

Board of Directors’ Committees and Their Functions

     The table below provides membership and meeting information for each standing committee of the Board of Directors.

Name	Audit	Governance	Compensation	Executive

Elizabeth A. Bankowski		X	X
Nordahl L. Brue		X		X
William H. Bruett	X	X*		X
Merrill O. Burns	X		X*
David R. Coates	X		X	X
Christopher L. Dutton				X*
Kathleen C. Hoyt	X	X
Euclid A. Irving	X*		X
Marc A. vanderHeyden		X	X
2005 Meetings	13	3	7	1
*Chair

     The Audit Committee has the responsibilities set forth in its Charter to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the integrity of the financial statements and other financial information provided by the Company to the Securities and

Exchange Commission and/or the New York Stock Exchange or the public, the Company’s systems of internal controls regarding finance and accounting that management has established, the Company’s compliance with legal and regulatory requirements, and the Company’s auditing, accounting and financial reporting processes generally. In addition, the Audit Committee prepares the report required to be included by the Securities and Exchange Commission in the annual proxy statement. The Board of Directors has determined that all Audit Committee members are independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 and rules thereunder, as incorporated into the listing standards of the New York Stock Exchange. The Audit Committee Charter provides that no member of the Audit Committee may serve simultaneously on the audit committees of more than three public companies.

     The Board of Directors has determined that William H. Bruett and David R. Coates are “audit committee financial experts,” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.

     The Governance Committee has the responsibilities set forth in its Charter to develop and recommend to the Board of Directors appropriate corporate governance guidelines and policies, to monitor and evaluate the implementation of such guidelines and policies, to identify individuals qualified to act as directors and to recommend director candidates to the Board of Directors for nomination by the Board of Directors.

     The Compensation Committee has the responsibilities set forth in its Charter to assist the Board of Directors in discharging its responsibilities relating to compensation of the Company’s executive officers and to produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with applicable rules and regulations.

     The Executive Committee exercises all the powers of the Board of Directors in the management of current and ordinary business of the Company, except as otherwise provided by law.

     The Company’s Corporate Governance Guidelines, Code of Ethics and Business Conduct and the Charters of the Audit, Compensation and Governance Committees are available on the Company’s Internet website at www.greenmountainpower.biz: Who We Are, Investors, Corporate Governance, and are available in print to any shareholder upon request by writing to 163 Acorn Lane, Colchester, Vermont 05446, Attention: Assistant Corporate Secretary.

Director Nominating Process

     The Governance Committee. The Governance Committee performs the functions of a nominating committee. The Governance Committee Charter describes the Committee’s responsibilities, including seeking, screening and recommending director candidates for nomination by the Board of Directors. The Company’s Corporate Governance Guidelines also contain important information concerning the responsibilities of the Governance Committee with respect to identifying and evaluating director candidates. The Governance Committee Charter and the Company’s Corporate Governance Guidelines are published on the Company’s Internet website at www.greenmountainpower.biz: Who We Are, Investors, Corporate Governance. All members of the Governance Committee are independent, as defined under the general independence standards of the listing standards of the New York Stock Exchange and, further, the Corporate Governance Guidelines require that all members of the Governance Committee be independent.

     Director Candidate Recommendations and Nominations By Shareholders. The Governance Committee Charter provides that the Governance Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations to the Governance Committee through the method described under “Communications With The Board of Directors” below. In addition, in accordance with the Company’s Bylaws, any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board of Directors if such shareholder complies with the notice procedures set forth in the Bylaws and summarized in “SUBMISSION OF SHAREHOLDER PROPOSALS” below.

     Governance Committee Process For Identifying and Evaluating Director Candidates. The Governance Committee evaluates all director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines. The Governance Committee evaluates any candidate’s qualifications to serve as a member of the Board of Directors based on the skills and characteristics of individual Board members as well as the composition of the Board of Directors as a whole. In addition, the Governance Committee will evaluate a candidate’s independence and diversity, skills and experience in the context of the Board of Directors’ needs.

     Director Nominees. Elizabeth A. Bankowski, Nordahl L. Brue, William H. Bruett, Merrill O. Burns, David R. Coates, Christopher L. Dutton, Kathleen C. Hoyt, Euclid A. Irving and Marc A. vanderHeyden are incumbent directors standing for re-election.

Communications With The Board of Directors

     The Board of Directors has unanimously approved a process for shareholders to send communications to the Board of Directors. Shareholders can send communications to the Board of Directors and, if applicable, to a committee or to specified individual directors in writing c/o Green Mountain Power Corporation, 163 Acorn Lane, Colchester, Vermont 05446, Attention Secretary. The Company does not screen mail and all such letters will be forwarded to the Board of Directors, a committee or any such specified individual directors.

Attendance At Annual Meeting

     The Company’s policy is that Directors attend the annual meeting of shareholders. All nine Directors attended the 2005 annual meeting of shareholders.

Compensation of Directors

     Non-employee Directors receive an annual fee of $20,000. In addition to the annual fee, the Chair of the Board of Directors receives an annual fee of $30,000. In addition to the annual fee, the Chairs of the Audit, Governance and Compensation Committees each receive an annual fee of $5,000. Directors also receive $1,000 for each Board of Directors, committee or other meeting attended except that Directors receive $850 for attending a committee meeting held on the same day as a Board of Directors meeting. For each meeting scheduled as a meeting by teleconference, Directors receive one-half of the regular fee. We reimburse Directors for reasonable expenses related to their Board of Directors service. Directors may defer all or part of their annual fees and meeting fees under the Directors Deferred Compensation Plan. Deferred amounts earn interest and the Director may determine at the time of the deferral when the funds are to be paid. Each non-employee Director was awarded 1,100 Stock Units on July 26, 2005. Each Stock Unit awarded to non-employee Directors represented the right to receive one share of the Company’s Common Stock on December 31, 2005, the date of vesting. In accordance with the terms of the Stock Units, each of Elizabeth A. Bankowski, Nordahl L. Brue, William H. Bruett, Merrill O. Burns, David R. Coates, Kathleen C. Hoyt, Euclid A. Irving and Marc A. vanderHeyden received 1,100 shares of the Company’s Common Stock on December 31, 2005.

Stock Ownership Guidelines

     In 2004, the Board of Directors adopted stock ownership guidelines for non-employee Directors. According to such guidelines, non-employee Directors should own beneficially Common Stock approximately equal in value to three times the Director’s annual fee and the Chair of the Board should own beneficially Common Stock approximately equal in value to five times the Chair’s annual fee. Current Directors have until October 6, 2008 to satisfy this guideline. New Directors will have five years from the date of election to the Board of Directors to satisfy this guideline.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table summarizes the compensation the Company paid the President and Chief Executive Officer and each of the four other most highly compensated Executive Officers as of the end of 2005, 2004 and 2003.

		Annual Compensation (1)			Long Term Compensation Awards
Name and Principal Position		Salary	Bonus	Other Annual Comp	Restricted Stock Awards	Stock Option No. of Shares	All Other Compensation
	Year	($)	($)(2)	($) (3)	($) (4)		($)(5)

Christopher L. Dutton	2005	369,931	168,256	488	459,780	0	12,199
President and Chief	2004	355,349	170,592	686	284,380	0	10,574
Executive Officer	2003	339,521	123,480	479	0	0	10,201

Mary G. Powell	2005	262,999	119,728	0	203,700	0	10,081
Senior Vice President and	2004	235,200	113,280	0	190,390	0	8,722
Chief Operating Officer	2003	226,347	82,320	0	0	0	8,487

Stephen C. Terry (6)	2005	210,999	64,037	0	113,490	0	11,570
Senior Vice President	2004	195,601	62,592	0	118,090	0	9,590
Corporate and Legal Affairs	2003	195,736	44,597	0	0	0	9,281

Robert J. Griffin (7)	2005	184,999	56,146	175	61,110	0	8,706
Vice President, Power Supply	2004	161,600	51,712	365	106,040	0	6,774
and Risk Management	2003	127,827	36,708	177	0	0	3,867

Donald J. Rendall, Jr.	2005	183,001	55,539	0	101,850	0	8,638
Vice President, General Counsel	2004	175,665	56,224	0	106,040	0	7,389
and Secretary	2003	174,004	39,649	0	0	0	7,160

(1)	Amounts shown include base salary earned by the Executive Officers, as well as amounts earned but deferred at the election of the Executive Officers.
(2)	Amounts shown for 2005 reflect bonuses earned for 2005 performance and awarded on February 27, 2006.
(3)	The amounts shown in this column represent interest on deferred compensation in amounts above 120% of the applicable federal long-term rate.
(4)	Amounts shown reflect the value of long term incentive compensation awards to each named Executive Officer, in the form of Stock Units, valued as of the date of the award. The amounts shown in the table do not reflect actual amounts received in the year of the award, but instead reflect amounts that will be received in future years subject to vesting requirements described below and assuming the value of the Company’s common stock is the same as the date of the award. On February 9, 2004, Mr. Dutton, Ms. Powell, Mr. Terry, Mr. Griffin and Mr. Rendall were awarded 11,800, 7,900, 4,900, 4,400 and 4,400 Stock Units, respectively, pursuant to the 2000 Stock Incentive Plan. On May 27, 2005, Mr. Dutton, Ms. Powell, Mr. Terry, Mr. Griffin and Mr. Rendall were awarded 15,800, 7,000, 3,900, 2,100 and 3,500 Stock Units, respectively, pursuant to the 2004 Stock Incentive Plan. Each Stock Unit awarded to a named Executive Officer represents the right to receive one share of the Company’s Common Stock upon vesting. Each Stock Unit award is subject to a two-year vesting period as follows: 50 percent of the Stock Units vest one year after the date of the award and the remaining 50 percent vest two years after the date of the award. The holder is not entitled to receive dividends on awards of Stock Units during the vesting periods. See “Compensation Committee Report on Executive Compensation.”

(5)	The total amounts shown in this column for the last fiscal year consist of the following:
a.	Premiums attributable to Company-owned life insurance policies: Mr. Dutton $2,749, Ms. Powell $631, Mr. Terry $2,120, Mr. Griffin $381, and Mr. Rendall $403.
b.	Company contributions to Employee Savings and Investment Plan: Mr. Dutton $9,450, Ms. Powell $9,450, Mr. Terry $9,450, Mr. Griffin, $8,325, and Mr. Rendall $8,235.
(6)	Mr. Terry retired from Green Mountain Power Corporation on January 6, 2006.
(7)	Mr. Griffin was appointed Vice President, Power Supply & Risk Management, effective March 20, 2006. Prior to such time, Mr. Griffin was Chief Financial Officer and Treasurer.

     The following table presents stock options exercised and unexercised by the Company’s Executive Officers. All options, other than those granted to Mr. Rendall, were granted during 2000 and vested over a four-year period beginning August 22, 2000, the date of grant. The percentage of options vesting for the first through the fourth years was 30 percent, 20 percent, 20 percent and 30 percent, respectively.

Stock Options Exercised and Unexercised in Last Fiscal Year

Name and Principal Position	(1)	(2)			(2)	(2)
	Shares Acquired on Exercise	Value Realized	Number of shares underlying unexercised options at December 31, 2005		Value of in-the-money unexercised options at December 31, 2005

	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Christopher L. Dutton	14,000	$415,137	50,000	0	$1,043,000	$0
President and Chief
Executive Officer

Mary G. Powell	6,800	$194,812	6,000	0	$125,160	$0
Senior Vice President and
Chief Operating Officer

Stephen C. Terry (3)	5,000	$148,690	15,000	0	$312,900	$0
Senior Vice President,
Corporate and Legal Affairs

Robert J. Griffin, Vice	5,000	$149,250	3,000	0	$62,580	$0
President, Power Supply &
Risk Management (4)

Donald J. Rendall, Jr	0	$0	3,000	0	$31,890	$0
Vice President, General
Counsel and Secretary

(1)	Represents the number of options exercised during 2005 by the respective Executive Officer.
(2)	The unexercised option values are calculated by determining the difference between the end of year share price and the exercise price of the options multiplied by the number of unexercised options. The exercised option values are calculated by determining the difference between the date of exercise share price and the exercise price multiplied by the number of exercised options. The exercise price of $18.13 (Mr. Rendall) and

$7.90 (all others) per share for all the unexercised options is below the current market price of the Company’s Common Stock.
(3)	Mr. Terry retired from Green Mountain Power Corporation on January 6, 2006.
(4)	Mr. Griffin was appointed Vice President, Power Supply & Risk Management, effective March 20, 2006. Prior to such time, Mr. Griffin was Chief Financial Officer and Treasurer.

     The following table presents the total number of shares of the Company Common Stock that would be issued upon the exercise of all options outstanding at December 31, 2005, the exercise price of those shares and the number of options authorized for future issuances.

EQUITY COMPENSATION PLAN INFORMATION

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans Approved by security holders	146,600	$10.8955	202,000
Equity compensation plans Not Approved by security holders	N/A	N/A	N/A
Total	146,600	$10.8955	202,000

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed of five directors, all of whom are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended), “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code) and “independent directors” (within the meaning of the current New York Stock Exchange listing standards and the Company’s Governance Guidelines and Director Independence Standards). The Compensation Committee operates under a written Charter adopted by the Board of Directors. The Compensation Committee’s Charter delineates the Compensation Committee’s responsibilities, which include:

o	designing and recommending executive compensation plans to the Board of Directors and administering approved plans;

o	reviewing and approving corporate goals and objectives relevant to CEO compensation;

o	undertaking periodic evaluations of CEO, executive and director compensation, including retention of independent compensation consultants to assist with such evaluations;

o	sole authority to determine CEO compensation based on evaluation of CEO performance in light of corporate goals and objectives;

o	recommending compensation levels for officers of the Company other than the CEO;

o	recommending compensation levels for directors;

o	developing plans and recommendations to the Board of Directors regarding CEO and managerial succession for the Company;

o	administering the stock incentive plans for all employees as authorized by the Board of Directors; and

o	considering all executive compensation issues and making appropriate recommendations to the Board of Directors for approval.

This is the report of the Compensation Committee describing the Compensation Program and the basis upon which the 2005 compensation determinations were made.

Compensation Philosophy

     It is our philosophy that executive compensation should be competitive in the marketplace, promote the strategic objectives of the Company and be aligned with corporate performance, including customer service and satisfaction. Total cash compensation for executives and directors should compare favorably with organizations competing for similar talent. The Compensation Committee’s role is to balance the need to attract and retain high caliber talent with the Board of Directors’ corporate and fiduciary responsibility to shareholders and other stakeholders. The compensation arrangement for officers and directors is designed to meet these objectives.

     In 2003, the Compensation Committee undertook a detailed review and redesign of CEO, officer and director compensation programs with the assistance of Mellon Human Resources and Investor Solutions (“Mellon”), a division of Mellon Financial Corporation. In 2004, the Compensation Committee retained Mellon to review and update its study and recommendations. In 2004, Mellon analyzed CEO and executive compensation using a blend of market reference points, including peer public companies in the Company’s geographic region, peer public electric utility companies and executive compensation survey data for the public utility sector from various sources, including the Towers Perrin Executive Compensation Energy Services Industry Database, the Mercer 2004 Executive Compensation Survey (Utility Cut), the 2004/2005 ECS Industry Report on Top Management Compensation and the Wyatt Top Management 2003/2004 compensation report. Peer companies were selected based on similarity of size and/or operating characteristics, with the goal of developing a comparable group representative of the Company’s main competition for executive talent. Mellon performed a regression analysis to assure comparability of the peer and market data. The compensation survey groups include companies that are different from the companies in the Edison Electric Institute 100 and the S&P 500 Composite Index used for the Performance Graph. The Compensation Committee concluded that Mellon’s 2004 analysis remained appropriate for determining executive compensation in 2005.

Executive Compensation

     Based on Mellon’s report, the Compensation Committee concluded that CEO and officer compensation should continue to include three components: Base salary is intended to be set at approximately the 50th percentile for base salary compensation at comparable companies. Short-term incentive compensation is intended to compensate officers for Company performance and is linked to defined Company performance metrics, such that if performance targets are achieved, officers’ direct compensation (base salary plus short-term incentive) would approximate the 40 -50th percentile of total direct compensation at comparable companies. Performance metrics for short-term incentive compensation include customer service (60%), based on meeting or exceeding seventeen specified customer service quality performance standards in the Company's service quality plan approved by the Vermont Public Service Board, and creating value for shareholders (40%), based on the Company’s annual consolidated return on equity. The Compensation Committee (with respect to the CEO) and the Board of Directors (with respect to other executive officers) retain discretion to reduce short-term incentive compensation in light of events or circumstances that would make it inappropriate to award short-term incentive compensation strictly in accordance with these performance metrics. Long-term incentive compensation is designed to provide long-term incentives for future Company performance and is intended to bring total officer compensation to approximately the 40th percentile of total compensation paid to equivalent executives at comparable companies, if target performance criteria are met.

     The Compensation Committee has reviewed all components of CEO and non-CEO officer compensation, including salary, bonus, equity and long-term compensation, accumulated realized and unrealized stock options, the earnings and accumulated payout obligations under the Company’s non-qualified deferred compensation plans and projected payout obligations under the Company’s supplemental executive retirement plan. Based on the Compensation Committee’s review and Mellon’s 2004 report, in December 2005 the Compensation Committee did not increase the base salary of the CEO in 2005 and recommended base salary increases ranging from three to five percent for five other officers of the Company, effective January 1, 2006. The Board of Directors approved the non-CEO officer base salary increases in December 2005.

     Effective February 27, 2006, the Compensation Committee approved a short-term incentive cash award to the CEO, based on 2005 service quality performance results and 2005 financial results. The Compensation Committee also recommended, and the Board of Directors approved, short-term incentive cash awards for other Company officers based on the same criteria. These awards are included in the executive compensation table above. The short-term incentive awards reflect that the Company achieved or exceeded all target performance criteria in 2005.

     In 2006, the Compensation Committee expects to consider a long-term incentive award to the CEO and recommendations to the Board of Directors of long-term incentive awards to officers other than the CEO of Stock Units pursuant to the 2004 Stock Incentive Plan. Each Stock Unit represents the right to receive one share of the Company’s Common Stock upon vesting. Long-term incentive awards, when fully vested, are intended to bring total compensation for the CEO and other officers to a level approximately at the 40th percentile for comparable companies, based on Mellon’s 2004 report. The Compensation Committee has determined that the total compensation paid to the CEO and to non-CEO officers is reasonable and not excessive.

     In 2005, the Compensation Committee retained Mellon to review the Company’s Supplemental Retirement Plan for Officers. Under the existing plan, participating Officers are entitled to receive retirement and survivor’s benefits for a period of fifteen years following retirement, with annual benefits computed as a percentage of the Officer’s final salary (44% for the CEO and 33% for non-CEO officers). Based on Mellon’s recommendations, the Committee recommended, and the Board of Directors approved, the adoption of a new Supplemental Retirement Plan (the “New Plan”) for executive officers. The New Plan is designed to provide a “portable” supplemental retirement benefit and a vesting schedule that relates the value of the benefit with credited years of service to the Company. The New Plan provides each participant a lump-sum payment, subject to vesting requirements, upon termination of employment, retirement, or reaching age 65, based on the number of credited years of service under the New Plan and the participant’s final salary. The amount of the supplemental retirement benefit vests over 20 years at 5% per year for each credited year of service under the Company’s pension plan. The maximum benefit, after 20 credited years of service, is based on the approximate actuarial value of a fifteen-year stream of annual payments of 44% of final salary for the CEO and 33% for non-CEO officers. The benefit upon termination of employment prior to retirement is subject to an actuarial equivalence reduction. The minimum vesting requirement under the New Plan is 3 or 5 credited years of service, depending on the participant. Each participant in the existing plan was offered the opportunity to elect to continue participation in the existing plan or to terminate participation in that plan and to participate in the New Plan. All officers except Stephen C. Terry, who retired on January 6, 2006, elected to participate in the New Plan.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that the Company may deduct for compensation paid to the Company’s CEO or any of the Company’s four other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by the Company’s shareholders). The Compensation Committee considers the deductibility of compensation when reviewing and approving compensation levels and programs but reserves the right to award compensation that is not deductible under 162(m) if it is determined to be in the best interests of the Company and its shareholders.

     The Board of Directors has adopted stock ownership guidelines for the Company’s officers. The guidelines provide that officers should own beneficially Common Stock approximately equal in value to the following multiples of base salary compensation: CEO – five times; Chief Operating Officer – three times; and other officers – one and one-half times. Officers appointed as of the date of adoption of these guidelines have five years from February 9, 2004 to satisfy these guidelines. Officers appointed thereafter have five years from the date of appointment to satisfy these guidelines.

Director Compensation

     The Compensation Committee did not recommend, and the Board of Directors did not approve, any changes in the annual fees paid to the Chair and other non-employee directors, annual fees paid to the chairs of the Audit, Governance and Compensation Committees and meeting fees compared to 2004. The Compensation Committee recommended, and the Board of Directors approved, awards of Stock Units to each non-employee director on July 26, 2005. Total compensation for non-employee directors is intended to approximate the 50th percentile of compensation paid to directors of comparable companies. Director compensation amounts and share ownership guidelines are described above under the captions “Information About Our Board OF DIRECTORS -- Compensation of Directors, and -- Stock Ownership Guidelines,” respectively.

The 2004 Stock Incentive Plan

     The purpose of the 2004 Stock Incentive Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee directors capable of contributing to the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company and to afford such persons an additional opportunity to acquire a proprietary interest in the Company. In June 2005, the Compensation Committee approved awards under the 2004 Stock Incentive Plan for the entire employee population of the Company, excluding officers and directors who had previously received awards during 2005 and newly hired employees.

     As of December 31, 2005, the Company had 202,000 shares of Common Stock available for issuance out of the 225,000 shares of Common Stock authorized for issuance under the 2004 Stock Incentive Plan.

Conclusion

     We believe the Company’s executive compensation program appropriately aligns executive compensation with individual and corporate performance and increases in shareholder value, is competitive with the market and is sensitive to the concerns of customers, shareholders and other constituencies.

Compensation Committee Members

Merrill O. Burns, Chair David R. Coates Marc A. vanderHeyden	Elizabeth A. Bankowski Euclid A. Irving

PERFORMANCE GRAPH

     The following performance graph presents the yearly percentage change in the cumulative total shareholder return on the Company’s Common Stock, as compared to the cumulative total returns of the Standard & Poor’s 500 Stock Index and that of the members of Edison Electric Institute’s Index.

Cumulative Total Return

	12/00	12/01	12/02	12/03	12/04	12/05

Green Mountain Power Corporation	$100.00	$154.46	$179.33	$209.05	$264.14	$272.51
S&P 500	100.00	88.12	68.64	88.33	97.94	102.75
EEI Investor-Owned Electrics	100.00	91.21	77.77	96.04	117.97	136.90
*Assumes $100.00 invested on December 31, 2000, in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

PENSION PLAN INFORMATION AND OTHER BENEFITS

Pension Plan Information

     All employees are covered by the Employees’ Retirement Plan of Green Mountain Power Corporation (the “Retirement Plan”) if they have been employed for more than one year. The Retirement Plan is a defined benefit plan providing for normal retirement at age 65. Provided that a participant has at least ten years of continuous service, early retirement may be taken beginning the first day of any month following the attainment of age 55. If retirement occurs prior to age 59, benefits are reduced as shown in the table below:

Age at Retirement	Reduction of Benefits
58	7.5%
57	15.0
56	22.5
55	30.0

     For employees with at least five but less than ten years of continuous service who commence benefits before age 65, benefits are actuarially reduced. If retirement occurs after age 59 and completion of at least ten years of continuous service, the full accrued benefit is payable.

     Retirement benefits are based on final average base compensation and length of service. Final average base compensation is the average of the compensation (limited to base salary for Officers, as shown in the Salary column of the Summary Compensation Table for the Officers named in this proxy statement, and straight-time payroll wages for other employees) for the highest 36 consecutive fiscal months out of the final ten years of employment. The normal retirement benefit is equal to 1.1% of the final average compensation up to the covered compensation amount plus 1.6% of final average base compensation over covered compensation multiplied by each year of credited service up to 35 years. Retirement benefits are not subject to any deductions for Social Security or other offset amounts.

     The following table shows the estimated annual pension benefit payable pursuant to the Retirement Plan to all covered employees, including the Officers named in this proxy statement, for the average compensation and years of service indicated. It assumes retirement at age 65 and an election of a retirement allowance payable as a life annuity. The retirement benefits in connection with the Supplemental Retirement Plan referred to below are in addition to those described in the table.

PENSION PLAN TABLE Annual Average Base Compensation Highest 36 Consecutive Fiscal Months of the Last 10 Years Preceding Retirement *	Estimated Annual Retirement Benefits At Normal Retirement Age of 65 Years Credited Years of Service

	15	20	25	30	35 & over

$ 80,000	$19,925	$23,963	$27,269	$31,110	$36,295
100,000	24,966	30,033	34,184	40,710	47,495
120,000	30,337	36,102	41,925	50,310	58,695
140,000	35,049	42,172	49,925	59,910	69,895
160,000	40,090	48,242	57,925	69,510	81,095
170,000	42,611	51,276	61,925	74,310	86,695
200,000	50,172	60,381	73,925	88,710	103,495
205,000	51,433	61,898	75,925	91,110	106,295

*Compensation cap was $200,000 for 2003, $205,000 for 2004, and $210,000 for 2005.

     Credited years of service as of December 31, 2005, for each of the Officers named in this proxy statement were as follows: C. L. Dutton, 20.8 years; M. G. Powell 6.8 years; S. C. Terry 19.8 years; R. J. Griffin 22.8 years; and D. J. Rendall, Jr. 2.8 years.

Supplemental Retirement Plan

     In addition to the Retirement Plan described above, all the Officers, including the Officers named in this proxy statement, participate in the Company’s Supplemental Retirement Plan. The Supplemental Retirement Plan is designed to supplement the retirement benefits available through the Company’s defined benefit pension plan for executive officers and is part of the Company’s strategy for attracting and maintaining top managerial talent. In 2005, the Company initiated a new Supplemental Retirement Plan (the “New Plan”) to replace the supplemental retirement plan previously offered to Officers. All Officers of the Company except Stephen C. Terry elected to terminate their participation in the previous plan and to participate in the New Plan. The New Plan provides a lump-sum payment (or if the accrued benefit exceeds $1,000,000, a partial lump-sum payment of $1,000,000, with the balance, including interest, paid in monthly installments over five years) to each participant, subject to vesting requirements, upon termination of employment, retirement, or reaching age 65, based on the number of years of credited years of service under the Retirement Plan and the participant’s final salary. The amount of the supplemental retirement benefit at the time of retirement is equal to 44% of final salary for the CEO and 33% of final salary for non-CEO officers, multiplied by 10 and multiplied by a fraction in which the numerator is the participant’s credited years of service (up to a maximum of twenty years) and the denominator is twenty. The benefit upon termination of employment prior to retirement is subject to an actuarial equivalence reduction. The vesting requirement for Officers who participated in the Company’s previous supplemental retirement plan and elected to terminate the prior plan and to participate in the New Plan is three credited years of service. The vesting requirement for all other Officers is five credited years of service. See “Compensation Committee Report on Executive Compensation.” Additionally, the New Plan provides that the Company will pay the officer the value of the officer’s accrued benefit (but assuming an additional two years of credited service) if the officer remains in the continuous employ of the Company until a Change in Control (as defined in the Change of Control Agreement described below).

     The New Plan also incorporates a death benefit provision providing that, if the officer dies before the commencement of benefits under the New Plan to the officer due to his or her termination of employment, retirement, reaching age 65 or in the event of a Change in Control, the Company shall pay to the officer’s beneficiaries an additional benefit of $100,000 in a single cash payment within thirty days after the officer’s death.

     Mr. Terry elected to continue to participate in the Company’s previous supplemental retirement plan, which provides retirement and survivor’s benefits for a period of fifteen years following retirement. The annual benefit is 33% of Mr. Terry’s final salary.

Life Insurance Plan

     The Officers also participate in a life insurance plan. Under this plan, the Company has purchased insurance on the lives of the Officers to provide pre-retirement life insurance benefits to them in an amount equal to four times salary for the CEO and three times salary for non-CEO Officers.

Deferred Compensation Plan

     Officers and Directors may participate in a Deferred Compensation Plan under which they may elect to defer a portion of their salaries. Amounts deferred are credited to a separate account for each participant. The balance in a participant’s account, plus accrued interest, will be paid to him or her, or to his or her beneficiary according to his or her election form.

2004 Stock Incentive Plan

     The 2004 Incentive Plan provides for the grant of stock options and other stock-based compensation to employees, Officers and Directors. The Compensation Committee administers the 2004 Stock Incentive Plan and determines when and to whom awards will be granted and the type, amount, terms of payment and other conditions of each award, consistent with the provisions of the 2004 Stock Incentive Plan. As of December 31, 2005, there were approximately 195 employees, Officers and Directors who were eligible to be selected by the Compensation Committee to receive an award under the 2004 Stock Incentive Plan. The 2004 Incentive Plan provides for the issuance of 225,000 shares of Common Stock through February 7, 2009, of which 202,000 shares of Common Stock remained unissued as of December 31, 2005.

Change of Control Agreements

     Change of Control agreements have been executed with seven members of management, including the Officers named in this proxy statement. The Company entered into Change of Control agreements with each of Christopher L. Dutton, Mary G. Powell, Robert J. Griffin, Donald J. Rendall, Jr. and Walter S. Oakes on February 10, 2004. The Company entered into a Change of Control agreement with Robert E. Rogan (who was appointed Vice President for Public Affairs effective October 1, 2005) on December 19, 2005 and with Dawn D. Bugbee (who was appointed Vice President and Chief Financial Officer effective March 20, 2006) on April 3, 2006.

     If within three years following a change of control of the Company, the Officer’s employment is involuntarily terminated without cause or is voluntarily terminated by the Officer with good reason, the agreements include and provide affected individuals with:

o	For Mr. Dutton, Ms. Powell, Mr. Griffin, Mr. Rendall and Mr. Oakes, payments of 2.99 times, and for Mr. Rogan and Ms. Bugbee, payments of 2.0 times, the base salary of the individual plus the target short-term incentive bonus (or if there is no target short-term incentive bonus payable for such year, the actual amount of the individual’s most recent short-term incentive bonus) that would be payable for such year;

o	Continuation for 36 months of health, medical and other insurance programs;

o	Payment of an amount equal to the actuarial value of up to 36 months of additional credited service under the Retirement Plan;

o	Receipt of all benefits payable under the Company’s Retirement Plan, Savings and Thrift Plan, Supplemental Retirement Plan and any other plan or agreement relating to retirement benefits;

o	All Options, Stock Appreciation Rights, Stock Units and Deferred Stock Units outstanding shall become fully vested and exercisable;

o	In the case of Mr. Dutton, Ms. Powell, Mr. Oakes, Mr. Griffin and Mr. Rendall, indemnification, up to a maximum dollar amount, of an officer for any payment of excise tax imposed on the officer’s “excess parachute payments.” The amount of the indemnification caps for the respective officers of the Company are as follows: Mr. Dutton, $903,000; Ms. Powell, $359,000; Mr. Oakes, $343,000; Mr. Griffin, $251,000; and Mr. Rendall, $251,000;

o	Outplacement services for a reasonable period of time and at a reasonable cost; and

o	Provisions providing that any officer who receives a severance payment thereunder is required to comply with a non-compete covenant. The term of the non-compete covenant is 18 months for Mr. Dutton as CEO and 12 months for all other officers.

     As defined in the agreements, “change of control of the Company” will have occurred when:

o	A person secures ownership of 20% or more of the voting power of the outstanding stock of the Company;

o	A change occurs in the majority of the Board of Directors for two consecutive years, which has not been approved by the Directors in office at the beginning of the period; or

o	Shareholders approve a merger or consolidation of the Company with another company where the outstanding voting stock of the Company does not continue to represent at least 80% of the combined voting power of the Company or the surviving company.

     Individuals may terminate employment following a change in control “with good reason” if:

o	The individual is assigned duties inconsistent with the duties before the change in control;

o	The headquarters are relocated more than 50 miles from the present location;

o	The individual is required to relocate more than 50 miles from the present location;

o	Compensation or benefits are reduced or adversely affected other than as part of an overall adjustment of executive compensation or benefits;

o	The Company fails to obtain an agreement from its successor to perform under the change of control agreements;

o	The Company fails to offer the individual any compensation plan provided to other executives of similar responsibility;

o	The Company eliminates or materially reduces or jeopardizes the ability of the Company to fulfill its obligations under certain executive benefits plans; or

o	The executive resigns within the 30 days immediately after the first 12 months following a change of control, or if the change of control occurs pursuant to shareholder approval of a merger or consolidation as described above, then the resignation must occur within the 30 days immediately after the first 12 months following the closing of such merger or consolidation.

     The Board of Directors has limited discretion to determine whether a change of control of the Company has taken place.

     The Company has, from time to time, had preliminary discussions with potential strategic partners regarding possible transactions that could, if consummated, trigger the operation of the agreements. All such discussions have terminated at a preliminary stage.

AUDIT COMMITTEE REPORT

     The Audit Committee is composed of five independent directors and operates under a written Charter adopted by the Board of Directors. The Audit Committee is responsible to directly appoint, retain, monitor the performance of, evaluate, compensate and terminate, the Company’s independent accountants. Management is responsible for the Company’s disclosure controls, internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to report thereon to the Board of Directors. In this context, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP, the Company’s independent accountants.

     Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Deloitte & Touche.

     The Audit Committee has discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards), as amended by Statements on Auditing Standards 89 and 90, including the scope of the auditor’s responsibilities.

     The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche relating to the independence of that firm and has discussed with Deloitte & Touche that firm’s independence from the Company.

     Based upon the Audit Committee’s discussions with management and Deloitte & Touche and the Audit Committee’s review of the representation of management and the report of

Deloitte & Touche to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2005, to be filed with the Securities and Exchange Commission.

     The Audit Committee reviews with management and the independent accountants the results of the independent accountant’s review of the unaudited financial statements that are included in the Company’s quarterly reports on Form 10-Q. The Audit Committee reviews the fees charged by the Company’s independent accountants. During the fiscal year ended December 31, 2005, Deloitte & Touche billed the Company the fees set forth below under the caption “Fees Paid to Deloitte & Touche” in connection with services rendered by that firm to the Company.

     The Audit Committee meets regularly with both the independent external auditors and the accounting firm and individuals responsible for the internal audit function, all of whom have unrestricted access to the Audit Committee. These meetings include executive sessions without management present. The Audit Committee believes that it has taken the actions it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s Charter. All Audit Committee members are independent under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934, as incorporated into the listing standards of the New York Stock Exchange.

Pre-Approval Policies and Procedures

     The Audit Committee has adopted a Pre-Approval Policy for pre-approving all audit and non-audit services provided by the Company’s independent accountants. The Audit Committee must pre-approve the audit and non-audit services performed by the independent accountants in order to assure that the provision of such services does not impair the auditor’s independence. Before the Company or any of its subsidiaries engages the independent accountants to render a service, the engagement must be either specifically approved by the Audit Committee or entered into pursuant to the Pre-Approval Policy. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee must periodically revise the list of pre-approved services. The Audit Committee may consider the amount or range of estimated fees as a factor in determining whether a proposed service would impair the auditor’s independence. The Company’s management must inform the Audit Committee of each service (including fees paid) performed by the independent accountants pursuant to the Pre-approval Policy. Requests or applications to provide services that require separate approval by the Audit Committee must be submitted to the Audit Committee by both the independent accountants and the Company’s Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the Securities and Exchange Commission’s and the Public Company Accounting Oversight Board’s rules on auditor independence. The Audit Committee has considered whether the independent accountant’s provision of permitted and pre-approved non-audit services to the Company is compatible with the accountant’s independence.

Audit Committee Members

William H. Bruett Merrill O. Burns Euclid A. Irving, Chair	David R. Coates Kathleen C. Hoyt

Fees Paid to Deloitte & Touche

     During the fiscal year ended December 31, 2005, Deloitte & Touche was employed principally to perform the annual audit and to render other services. Fees paid to Deloitte & Touche for services rendered in fiscal years 2004 and 2005 are listed in the following table.

	2004	2005

Audit Fees	$492,750	$538,420
Audit-Related Fees	15,155	11,050
Tax Fees	30,500	0
All Other Fees	0	0

Total Deloitte & Touche Fees	$538,405	$549,470

     Audit Fees include fees to perform the audit of the Company’s financial statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, such as procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the Securities and Exchange Commission. Audit Fees for 2004 and 2005 include approximately $299,330 and $214,500, respectively, for attestation services related to the Company’s internal control over financial reporting for compliance with Section 404 of the Sarbanes-Oxley Act.

     Audit-Related Fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Audit-related fees include audits of employee benefit plans.

     Tax Fees primarily include fees associated with tax audits, tax compliance, tax consulting, as well as tax planning.

RATIFICATION OF SELECTION
OF INDEPENDENT PUBLIC ACCOUNTANTS

Year 2006 Audit Services

     On February 16, 2006, the Audit Committee appointed the firm of Deloitte & Touche LLP to serve as independent certified public accountants for the calendar year 2006. We expect a representative of Deloitte & Touche to attend the Annual Meeting of Shareholders, respond to appropriate questions and be given an opportunity to speak if he or she desires to do so.

     This proposal will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Appointment of the Company’s independent accountants is not required to be submitted to a vote of the shareholders of the Company for ratification. However, the Audit Committee has recommended that the Board of Directors submit this matter to the shareholders as a matter of good corporate practice, which the Board of Directors is doing. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Deloitte & Touche, and may retain that firm or another without resubmitting the matter to the Company’s shareholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent accountants at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

The Board of Directors Unanimously Recommends
That You Vote “FOR” the Ratification of the Selection of Deloitte & Touche.

SUBMISSION OF SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 2007 Annual Meeting scheduled to be held on May 21, 2007, must be received by the Company by December 19, 2006 for inclusion in the Company’s proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

     In order for a shareholder to nominate a candidate for Director, under the Company’s bylaws timely notice of the nomination must be received by the Company in advance of the meeting. Ordinarily, such notice must be received not less than 120 nor more than 150 days before the first anniversary of the date of the Company’s proxy statement in connection with the last annual meeting, i.e., between November 19, 2006 and December 19, 2006 for the 2007 Annual Meeting. The shareholder filing the notice of nomination must include:

o	as to the shareholder giving the notice:

o	the name and address of such shareholder, as they appear on the Company’s stock transfer books;

o	a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

o	the class and number of shares of stock of the Company beneficially owned by such shareholder; and

o	a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; and

o	as to each person whom the shareholder proposes to nominate for election as a director:

o	the name, age, business address and, if known, residence address of such person;

o	the principal occupation or employment of such person;

o	the class and number of shares of stock of the Company that are beneficially owned by such person;

o	any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934; and

o	the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

     In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company within the time limits described above. Such notice must include:

o	the information described above with respect to the shareholder proposing such business;

o	a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting; and

o	any material interest of such shareholder in such business.

     These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement.

     In each case the notice must be given by personal delivery or by United States certified mail, postage prepaid, to the Secretary of the Company, whose address is Green Mountain Power Corporation, 163 Acorn Lane, Colchester, Vermont 05446. The Company’s bylaws are available on the Company’s Internet website at www.greenmountainpower.biz: Who We Are, Investors, Corporate Governance. Any shareholder desiring a copy of the Company’s bylaws will be furnished one without charge upon written request to the Secretary. A copy of the Company’s bylaws is filed as an exhibit to the Company’s Current Report on Form 8-K, dated December 8, 2003, and is available at the Securities and Exchange Commission Internet website (www.sec.gov).

Other Business

     The Board of Directors knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

By Order of the Board of Directors

Donald J. Rendall, Jr. Secretary

Please Vote – Your Vote Is Important

Appendix A

GREEN MOUNTAIN POWER CORPORATION
DIRECTOR INDEPENDENCE STANDARDS
(Adopted October 6, 2003, Amended February 14, 2005 and February 27, 2006)

     The Board of Directors (“Board”) of Green Mountain Power Corporation (the “Company”) has established the following guidelines to assist it in determining director independence solely for the purpose of complying with the New York Stock Exchange Corporate Governance Proposals.

Director Independence. A director is presumed to be independent unless:

          (a) the director is, or has been within the last three years, employed by the Company;

          (b) an immediate family member of the director is, or has been within the last three years, an executive officer of the Company;

          (c) the director received, during any twelve-month period within the last three years, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on the director’s continued service);

          (d) an immediate family member of the director received, during any twelve-month period within the last three years, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on the director’s immediate family member’s continued service);

          (e) the director is a current partner of the present or former internal or external auditor of the Company, is a current employee of such firm, or was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

          (f) an immediate family member of the director is a current partner of the present or former internal or external auditor of the Company, is a current employee of such firm and participated in the firm’s audit, assurance, or tax compliance (but not tax planning) practice, or was within the last three years (but is no longer) a partner or an employee of such a firm and personally worked on the Company’s audit within that time;

          (g) the director is, or has been for the last three years, employed as an executive officer of another company where any of the Company’s present executive officers serves on that company’s compensation committee;

          (h) an immediate family member of the director is, or has been for the last three years, employed as an executive officer of another company where any of the Company’s present executive officers serves on that company’s compensation committee;

          (i) the director is an employee of another company that has made payments to, or

A-1

received payments from, the Company, for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000, or two percent (2%) of such other company’s consolidated gross revenues;

          (j) an immediate family member of the director is an executive officer of another company that has made payments to, or received payments from, the Company, for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or two percent (2%) of such other company’s consolidated gross revenues;

          (k) a director is, or has been within the last three years, an executive officer of another company which was indebted to the Company, or to which the Company was indebted, and either: (a) the total amount of such other company’s indebtedness to the Company was greater than two percent (2%) of the total consolidated assets of the Company, or (b) the total amount of the Company’s indebtedness to such other company was greater than two percent (2%) of the total consolidated assets of such other company, in each case for any of the three most recently completed fiscal years;

          (l) a director is, or has been within the last three years, an executive officer, director or trustee of a charitable or educational organization, to which the Company has made discretionary contributions of greater than $1,000,000 or two percent (2%) of that organization’s total annual discretionary receipts for any of the three most recently completed fiscal years, is not independent. The Company’s automatic matching of charitable contributions will not be included in the amount of the Company’s contributions for this purpose; or

          (m) he or she has a material relationship with the Company (either directly or as a partner, shareholder or officer of the organization that has a relationship with the Company), including, but not limited to, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

The Board may determine, in its discretion, that a director is not independent notwithstanding qualification under the categorical standards.

Immediate Family Members. For the purposes of these independence standards, the term “immediate family member” means any of the person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone (other than domestic employees) who shares the person’s home.

A-2

GREEN MOUNTAIN POWER CORPORATION	Please Mark Here for Address Change	☐
SEE REVERSE SIDE

		FOR	WITHHELD FOR ALL	FOR ALL EXCEPT			FOR	AGAINST	ABSTAIN
Item 1.	Election of Directors	☐	☐	☐	Item 2.	The proposal to ratify the appointment of Deloitte & Touche as the independent accountants for the Company for 2006.	☐	☐	☐
01 Elizabeth A. Bankowski 02 Nordahl L. Brue, Chair 03 William H. Bruett		04 Merrill O. Burns 05 David R. Coates 06 Christopher L. Dutton	07 Kathleen C. Hoyt 08 Euclid A. Irving 09 Marc A. vanderHeyden

INSTRUCTION: To withhold authority to vote for any such nominee(s), write the name(s) of the nominee(s) on the line provided below:

Choose MLinksm for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to investor ServiceDirect at www.melloninvestor.com/isd where step-by step instructions will prompt you through enrollment.						I PLAN TO ATTEND THE ANNUAL MEETING			☐

Signature _________________________________ Signature _________________________________ Date ______________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Ù FOLD AND DETACH HERE Ù

Green Mountain Power’s annual meeting will be held at company headquarters, 163 Acorn Lane, Colchester, Vermont on Monday, May 22, beginning at 1:00 p.m.

If you are planning to attend the meeting, please call Penny Collins at 1-888-TEL-GMPC (1-888-835-4672), or email her at: collins@greenmountainpower.biz

Thank you

Directions to Green Mountain Power Colchester office:

Take I-89 to Exit 16. If coming from the south, turn right at the light at the end of the exit ramp, if coming from the north, turn left at the end of the exit ramp. Go 1.6 mile. Rathe Road will be on your left. Turn left onto Rathe Road. Take the first right onto S. Oak Circle and then the first left onto Acorn Lane.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GREEN MOUNTAIN POWER CORPORATION
163 Acorn Lane, Colchester, Vermont 05446

     The undersigned hereby appoints Christopher L. Dutton and Donald J. Rendall, Jr. as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Green Mountain Power Corporation held of record by the undersigned on March 27, 2006, at the Annual Meeting of Shareholders to be held on May 22, 2006, or any adjournment or postponement thereof.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees and FOR Proposal 2 and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any and all adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT!
(Continued and to be marked, dated and signed, on the other side)

Address Change (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù